UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 30, 2016

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 30, 2016, Lawson Products, Inc. (the "Company") entered into a Sixth Amendment to Loan and Security Agreement (the "Amendment") with The PrivateBank and Trust Company ("PrivateBank") which amends The Loan and Security Agreement ("Loan Agreement") entered into between the Company and PrivateBank in August 2012.

Among other items, the Amendment extends the maturity date of the Loan Agreement to August 8, 2020. The Amendment increases the credit available under the Loan Agreement from 80% to 85% of the Company's eligible accounts receivable, as defined in the Amendment, and from 50% to 60% of the Company's eligible inventory, as defined in the Amendment, up to the facility limit of $40.0 million. The Amendment also removes the quarterly testing of certain financial covenants if excess availability exceeds $10.0 million and reduces the unused fees from 37.5 basis points to 30.0 basis points.

The foregoing summary is qualified in its entirety by the Amendment which is hereby attached as exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

10.1    Sixth Amendment to Loan and Security Agreement

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	October 4, 2016	By: /s/ Ronald J. Knutson
Name: Ronald J. Knutson
Title: Executive Vice President, Chief Financial Officer, Treasurer and Controller

EXHIBIT INDEX

Exhibit Number	Description
10.1	Sixth Amendment to Loan and Security Agreement